EXHIBIT 99.3

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

OF

UNICAPITAL ACQUISITION CORP.

A Delaware corporation

WHEREAS, pursuant to State of Delaware Corporation Laws and the Bylaws of this corporation; it is deemed desirable and in the best interests of this corporation that the following actions be taken by the stockholders of this corporation pursuant to this Written Consent.

NOW, THEREFORE, BE IT RESOLVED that the undersigned Stockholders of this corporation hereby consent to approve and adopt the following.

RESOLVED, that the Board Resolution of Merger Between Tai Pan Holding, Inc. and Unicapital Acquisition, Corp. appended as “Exhibit A” hereto are hereby ratified, approved and adopted.

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates for and on behalf of the corporation, as the officers shall deem fit, expedient, necessary, advisable, to carry out the purposes of the forgoing resolutions.

RESOLVED FURTHER, that any actions taken by such officer prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

This written consent shall be filed in the Minute Book of this corporation and become a part of the records of this corporation.

Date:  March 11, 2009

Tai Pan Holding, Inc.
/s/ Kheng Siang Lee
By: Kheng Siang Lee
Title: President of Tai Pan Holding, Inc.
31,340,000 of Total Outstanding Shares